                                                                      EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                   THREE MONTHS ENDED                NINE MONTHS ENDED
                                              -----------------------------     -----------------------------
                                                9/30/00          9/30/99          9/30/00          9/30/99
                                                -------          -------          -------          -------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding ..................      209,379,604      223,149,954      215,626,442      224,314,019
                                              ============     ============     ============     ============

  Net income ............................     $    109,592     $    104,502     $    324,588     $    315,824
                                              ============     ============     ============     ============
  Basic earnings per share ..............     $        .52     $        .47     $       1.50     $       1.41
                                              ============     ============     ============     ============

DILUTED EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding ..................      209,379,604      223,149,954      215,626,442      224,314,019
  Add common stock equivalents for shares
    issuable under stock option plans ...        4,386,828        4,802,275        3,739,680        5,385,237
                                              ------------     ------------     ------------     ------------
  Weighted average number of common and
    common equivalent shares outstanding       213,766,432      227,952,229      219,366,122      229,699,256
                                              ============     ============     ============     ============

  Net income ............................     $    109,592     $    104,502     $    324,588     $    315,824
                                              ============     ============     ============     ============
  Diluted earnings per share ............     $        .51     $        .46     $       1.48     $       1.38
                                              ============     ============     ============     ============


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(1) Restated to reflect the 5% stock dividend issued September 30, 2000.